Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171541 on Form S-8 of our reports dated April 25, 2012, relating to the financial statements of Noah Holdings Limited, and the effectiveness of Noah Holdings Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Noah Holdings Limited for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China

April 25, 2012